Exhibit 10.26
IMSI
CONTRACT FOR CONSULTING SERVICES

Name of Consultant (“Consultant”):	Bruce Galloway
Address: 216 E. 47th Street
N.Y., N.Y. 10017
Phone: 917-405-4591
Fax: 212-397-9728

Contact Person:	Same as above.

Effective Dates of Contract:	July 1, 2005 through June 30, 2006

International Microcomputer Software, Inc. (“IMSI”) and Consultant each hereby agree as follows:

1. Services and Fees:

a. The Services that Consultant will perform, and the fees which IMSI will pay to Consultant in return for those Services, are described in the “Description of Work and Fees” attached as Exhibit A to this Contract for Consulting Services (“the Contract”).

b. If IMSI and Consultant anticipate working together on more than one project, additional exhibits describing such projects may be made a part of the Contract. Each additional exhibit must be signed by both parties to be valid and incorporate this Contract by reference.

c. For all assignments and any other obligations related to the Services, Consultant shall keep IMSI informed of the status of work, at such intervals as provided Exhibit A or any related exhibit and provide any additional information as reasonably requested by IMSI. Upon IMSI’s acceptance of services/work, IMSI will pay Consultant as provided in the related exhibit.

d. Consultant shall at all times faithfully and diligently perform the Services under this Contract and use Consultant’s best efforts, skill, and attention for the fulfillment of the Services and in the performance of the work. Except as is necessary to provide the Services and directed by IMSI pursuant to Exhibit A or any other exhibit, Consultant shall have discretion and control of the rendering of the Services and the manner in which said Services are performed. Consultant shall have no obligation to work any particular hours or days, nor shall Consultant be obligated to devote full time to the performance of the Services. Subject to the limitations set forth in Paragraph 6, herein, Consultant shall have the right to contract with, and perform services on behalf of, any other persons, firms, or corporations.

2. Term: The term of the Contract is for twelve (12) months, unless the Contract is terminated by one or both of the parties as provided in Paragraph 3.

3. Termination:

a. IMSI may terminate the Contract immediately if Consultant or any of its employees or agents:

i. Breaches the confidentiality provisions of the Contract;

ii. Is late in the delivery of the Services or if the quality of any delivered work is unacceptable; or

iii. Engages in any of the following activities:
~ harassment of any IMSI employee, consultant, customer or vendor;
~ use of drugs or alcohol on IMSI’s premises or in the performance of the Services,
~ any illegal conduct;
~ removing or using, without permission, any IMSI equipment, materials or property;
~ falsification of information in invoices; or
~ any act of dishonesty or constituting a breach of trust.

In the event that the Contract is terminated by IMSI for any of the above reasons, Consultant will be paid only for work delivered and approved by IMSI up to the date of such termination.

b. IMSI may terminate the Contract without any reason by giving five (5) days written notice to Consultant. If IMSI terminates the Contract for convenience and without cause, IMSI will pay Consultant [for 30 days after such a termination, at the average daily rate of payment paid to Consultant from the beginning of the Contract to the termination date] [the remaining term of the Contract, pursuant to the payment terms contained in Exhibit A] [a termination fee of two thousand dollars ($2,000)].

c. Consultant may terminate the Contract at any time, for any reason, by giving thirty (30) days written notice to IMSI. Should Consultant terminate the Contract in this manner, Consultant will be paid only for work delivered and approved by IMSI up to the date of such termination.

4 Relationship of Parties:

a. Consultant enters into this Contract as, and shall continue to be, an independent contractor. Under no circumstances shall Consultant look to IMSI as its employer, or as a partner, agent, or principal. Neither Consultant nor Consultant’s employees, contract personnel, or agents shall be entitled to any benefits otherwise accorded to IMSI’s regular employees, if any, including workers’ compensation, disability insurance, health, pension, vacation, or sick pay. There shall be no tax withholdings taken from any fees paid to Consultant pursuant to this Contract (including, without limitation, FICA, state and federal unemployment compensation contributions, and state and federal income taxes), and Consultant shall pay, when and as due, any and all taxes incurred as a result of Consultant’s fees pursuant to this Contract. Upon request, Consultant shall provide IMSI with proof of such payment.

b. Consultant also understands and agrees that Consultant shall be solely responsible for complying with all federal, state, and local laws requiring business permits, certificates, and licenses required to carry out the Services to be performed under this Contract. Furthermore, Consultant recognizes that it is Consultant’s responsibility to obtain compensation insurance coverage for Consultant and Consultant’s employees, agents, and contract personnel. Upon request, Consultant shall provide IMSI with proof of workers’ compensation coverage for Consultant and Consultant’s employees, agents, and contract personnel. Consultant shall also be solely  responsible for obtaining insurance coverage for Consultant and Consultant’s employees, agents, and contract personnel, and Consultant shall provide proof of it to IMSI upon request.

c. Consultant acknowledges that if it is a nonresident alien individual that IMSI may deduct U.S. federal income tax from any fees paid hereunder for U.S. income tax purposes. This action shall not create, or be construed as creating, an employment relationship between IMSI and Consultant.

d. It is expressly understood and agreed that Consultant shall only represent IMSI to the extent authorized by this Contract, and in no other way, and that Consultant shall not be an agent of IMSI. In this regard, Contractor shall have no authority to enter into any agreements or other binding obligations on IMSI’s behalf without the prior written authorization of IMSI, and that Consultant shall not hold himself or herself out as the agent or employee of IMSI.

e. Consultant retains all control and responsibility for any of its employees, agents or consultants that it uses in the provision of the Services/work under this Contract. Consultant ensure that such individuals perform said work in compliance this Contact and any and all exhibits.

5. Indemnification: Consultant shall indemnify, defend and hold IMSI harmless from and against any claim, liability, injury, damages, costs or attorneys’ fees that IMSI incurs as a result of the Consultant’s (or Consultant’s agents, representatives or employees) negligence, improper conduct, intentional acts or omissions, failure to comply with any law, or breach of this Contract, IMSI shall indemnify, defend and hold Consultant harmless from and against any claim, liability, injury, damages, costs or attorneys’ fees that Consultant incurs as a result of IMSI’s (or IMSI’s agents, representatives or employees) negligence, improper conduct, intentional acts or omissions, failure to comply with any law, or breach of this Contract.

6. Confidentiality:

a. Consultant (including its agents and employees) will not improperly disclose any IMSI Confidential Information (as defined below) and will take all reasonable precautions to prevent its unauthorized dissemination, both during and after the Contract. Consultant will limit the internal distribution of IMSI Confidential Information to its employees and agents who have a need to know. Consultant will not use any IMSI Confidential Information for its own benefit or for the benefit of anyone other than IMSI. Consultant will not design or manufacture any products, which incorporate any IMSI Confidential Information without the express, written consent of IMSI.

b. “IMSI Confidential Information” means information relating to the research, development, products, methods of manufacture, trade secrets, business plans, customers, finances, and personnel data related to the business or affairs of IMSI, including but not limited to any and all information related to the IMSI products. IMSI Confidential Information does not include any information: (i) which Consultant knew, through no breach of any other confidentiality obligation, before IMSI disclosed it to Consultant; (ii) which has become publicly known through no wrongful act of Consultant; or (iii) which Consultant developed independently, as evidenced by appropriate documentation, without the use of any IMSI Confidential Information.

c. All IMSI Confidential Information remains the property of IMSI and no license or other rights in the Confidential Information is granted hereby. All information is provided “AS IS” and without any warranty, express, implied, or otherwise, regarding its accuracy or performance. Further, upon IMSI’s written request, Consultant agrees to return to IMSI all IMSI Confidential Information, including but not limited to all computer programs, documentation, notes, plans, drawings, and copies thereof.

7. License to Use Consultant’s Related Rights: As applicable, Consultant hereby grants IMSI, and Its subsidiaries, licensees and affiliates, a royalty-free, irrevocable, perpetually worldwide, non-exclusive license to use, disclose, reproduce, modify, license and distribute any rights Consultant my have in certain materials, products and courseware that it uses in performing the Services or work under this Contract “Consultant’s Related Rights.” which rights are listed in Exhibit B. Consultant will indemnify, hold harmless and, at IMSI’s request, will defend IMSI and its subsidiaries, licensees and affiliates from and against all claims, liabilities, damages, losses and expenses including, but not limited to reasonable attorneys’ fees and costs of suit, arising out of or in connection with all claims that the use or disclosure of Consultant’s Related Rights violates any third party rights. During and after the Contract, Consultant will assist IMSI in every reasonable way, at IMSI’s expense, to secure, maintain and defend for IMSI’s benefit all copyrights, patent rights, mask work rights, trade secret rights and other applicable proprietary rights in and to work provided by Consultant.

8. Miscellaneous:

a. Prohibition of Assignment: Neither Consultant or IMSI may assign or delegate any of its rights or obligations under the Contract without first obtaining the written consent of the other party.

b. Sufficiency of Resources: Consultant represents that it has sufficient resources to timely and accurately perform the Services and work requested under the Contract.

c. Governing Law: California law will govern the Contract, without regard to its conflict of law principles.

d. Severability: If any provision of the Contract is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of the Contract shall continue in full force and effect.

e. Dispute Resolution:

i.  Arbitration: Except for any claim by IMSI that Consultant has breached the terms of Paragraph 6 of the Contract, the parties agree to submit any dispute arising out of or in connection with the Contract to binding arbitration in Marin County, California before the American Arbitration Association, (“AAA”) under the then standing Commercial Arbitration Rules of the AAA. The “prevailing party” if any, in any arbitration will be entitled to the recovery of its costs and reasonable attorneys’ fees from the other party. Any arbitration shall be final and binding and the arbitrator’s order will be enforceable in any court of competent jurisdiction. By agreeing to this arbitration provision, each party acknowledges that they are waiving their respective rights to a jury trial for any disputes relating to all aspects of the relationship between Consultant and IMSI under the Contract, with the exception of a breach of Paragraph 6.

ii.  Court Action and Equitable Relief: Consultant acknowledges that any breach of the confidentiality provisions of the Contract by Consultant will result in irreparable harm to IMSI. For any claim by IMSI that Consultant has breached the terms of Paragraph 6 of the Contract, IMSI shall have the right to assert any claim, demand or suit, including a claim for injunction or other equitable relief, in any Court of competent jurisdiction. In the event that IMSI is the “prevailing party” in any action to enforce the confidentiality provisions of Paragraph 6 of the Contract, IMSI will be entitled to the recovery of its costs and reasonable attorneys’ fees.

iii. Limitation of Liability: Except for any damages arising from Consultant’s breach of Paragraph 6 the Contract, neither party shall under any circumstances be liable for any consequential, indirect, special, incidental or exemplary damages, including without limitation, any loss of revenues, profits, or business or other economic loss arising out of or in connection with the services provided hereunder, except to the extent that such damages are included in a third party claim that gives rise to a right of indemnification under Paragraph 5 above.

f. Survival of Terms: The provisions of paragraphs 4, 5, 6, 7, and 8c, 8d and 8e of the Contract shall survive any termination of the Contract.

g. Modification: Any modification of the Contract will be effective only if it is in writing and signed by both parties.

h. Entire Agreement: The Contract and the Exhibits attached to the Contract constitute the entire agreement between IMSI and Consultant and supersede all prior or contemporaneous written or verbal agreements and understandings in connection with the subject matter hereof.

IMSI	CONSULTANT
International Microcomputer Software, Inc.	BRUCE GALLOWAY

By: /s/ Robert O’Callahan	/s/ Bruce Galloway

Name: ______________________________

Robert O’Callahan
Chief Financial Officer
Title: _______________________________

EXHIBIT A

DESCRIPTION OF WORK AND FEES

1. Name of Consultant: Bruce Galloway

2. Effective Dates of Contract: July 1, 1005 through June 30, 2006.

3. Scope of Work: Consultant shall research, contact, schedule and attend with Martin Wade a minimum of 20 meetings resulting in substantial discussions with portfolio managers, hedge fund managers and other large instutitional investors of interest to IMSI. Consultant shall render such services and spend such time as may be necessary to fully complete its tasks in a professional manner.

4. Invoice Submission and Payment: Consultant shall submit an invoice for all services rendered at the conclusion or each month, containing a detailed list of the hours worked by Consultant and a summary of the progress made on required tasks. Upon IMSI’s acceptance of Consultant’s work, IMSI will pay Consultant’s invoice. IMSI will not unreasonably delay acceptance or rejection of Consultant’s work. (IMSI generally pays consultants within thirty (30) days after IMSI receives an invoice for completed work.)

5. Consultant Fees:  Monthly Payment: Upon IMSI’s acceptance of Consultant’s work for the previous month, IMSI will pay Consultant ten thousand dollars ($10,000.00).

6. Expenses: Consultant will not be reimbursed for any expenses incurred in connection with this Contract absent prior written approval of IMSI.

7. Equipment: Consultant will supply all its own equipment for this Contract.

8. Entire Scope of Work: This Exhibit A contains the entire Scope of Work for Consultant. If a change in the scope of the work results in a material increase or decrease in the cost or time for completion of the services, the fees and schedule may be renegotiated upon the mutual agreement of the parties. In that event, a new Exhibit A will be drafted, signed and attached to the Contract.

This Exhibit A incorporates that Contract dated July 1, 2005 herein by this reference.

AGREED:	AGREED:
IMSI	CONSULTANT

International Microcomputer Software, Inc.	Bruce Galloway

By: /s/ Robert O’Callahan	/s/ Bruce Galloway

Name: ______________________________

Robert O’Callahan
Chief Financial Officer
Title: _______________________________